EXHIBIT 10.87
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                                 PROMISSORY NOTE
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$3,000,000.00                     Dallas, Texas                February 23, 2001


     FOR VALUE RECEIVED, the undersigned, Digital: Convergence Corporation, a Delaware corporation ("Maker"), hereby unconditionally promises to pay to the order of NeoMedia Technologies, Inc., a Delaware Corporation ("Payee"), at 2201 Second Street, Suite 600, Fort Myers, Florida 33901., or at such other address given to Maker by Payee, the principal sum of Three Million Dollars ($3,000,000.00), or so much thereof as may be outstanding at maturity, in lawful money of the United States of America, together with interest (calculated on the basis of actual days elapsed in a 365-day year) on the unpaid principal balance from day-to-day remaining, computed from the date hereof until maturity or repayment at the rate per annum which shall from day-to-day be equal to the lesser of (a) the Maximum Rate, or (b) ten percent (10%) (the "Contract Rate"). This Note is being issued in connection with a separate Letter Agreement dated February 23, 2001, between Maker and Payee (the "Letter Agreement"), the terms of which being expressly incorporated into this Note.

     Section 1. DEFINITIONS.

     As used herein, the term "Business Day" shall mean a day when the Payee is open for business.

     As used herein, the term "Event of Default" shall mean the occurrence of any Event of Default as defined in Section 4 of this Note.

     As used herein, the term "Maximum Rate" shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day.

     As used herein, the term "Past Due Rate" shall mean the lesser of (a) the Prime Rate in effect from day to day, plus four percent (4.0%), or (b) the Maximum Rate.

     Section 2. PAYMENT. Principal and interest shall be due and payable as follows: The entire unpaid balance of this Note, including all unpaid principal and any accrued but unpaid interest, shall be due and payable on the earlier of
(a) the date upon which Maker shall complete an equity or debt financing (or combination thereof) aggregating in excess of $25,000,000, or (b) April 24, 2001 (the "Maturity Date").

     Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. All payments of principal and interest on this Note shall be made by Maker to Payee in immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

     All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the Past Due Rate.

     Section 3. WAIVER. Except as otherwise provided, Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

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     No waiver by Payee of any of its rights or remedies  hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

     Section 4. EVENT OF DEFAULT.

     4.1  Each  of the  following  occurrences  shall  constitute  an  Event  of
Default:

     (a) The Maker shall fail to pay on the Maturity Date any principal or interest on the Note.

     (b) The Maker or any subsidiary shall commit an act of bankruptcy under the United States Bankruptcy Act (as now or hereafter amended); or shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or the adoption of an arrangement under the United States Bankruptcy Act (as now or hereafter amended); or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process, or proceeding for liquidation, dissolution, arrangement, composition, or reorganization or under any insolvency law or other statute or law providing for a modification or adjustment of the rights of creditors.

     4.2 Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is waived in writing pursuant to Section 4.3, Payee at its sole option may exercise one or more or all of the following rights and remedies:

     (a) Declare the debt evidenced by this Note to be immediately due and payable, and the same shall thereupon be immediately due and payable, without notice or presentment or other demand, and Payee thereupon may exercise and enforce all rights and remedies available to it to collect the debt evidenced by any Note;

     (b) Without notice to or demand upon the Maker or any other person, offset any debt then owed by Payee to the Maker, whether or not such debt is then due, against the debt evidenced by any Note (including, without limitation, debt transferred by Payee to a third party by participation, assignment, succession, or otherwise) and any other debt then owed by the Maker to Payee, whether or not then due, and exercise any and all other rights of set-off or application available to Payee by law or agreement; and

     (c) Without notice to or demand upon the Maker or any other person, declare Maker to be in default of that certain license agreement between Maker and Payee dated October 18, 2000 (the "License Agreement") and exercise any remedy it is entitled to thereunder.

     4.3 Any Event of Default may be waived in writing by Payee, but not otherwise; and the failure to exercise the rights and remedies referred to in
Section 4.2 shall not operate as a waiver or otherwise preclude enforcement of such rights and remedies. A waiver shall be effective only in the specific instance and for the specific purpose given. The rights and remedies of Payee shall be cumulative and the exercise or enforcement of any one right or remedy shall neither be a condition to nor bar the exercise and enforcement of any other.

     Section 5. NOTICE. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served, sent by a nationally recognized overnight express delivery service or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

           Payee:                        NeoMedia Technologies, Inc.
                                         2201 Second Street, Suite 600
                                         Fort Myers, Florida 33901
                                         Attn: Chief Financial Officer

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           Maker:                        Digital: Convergence Corporation
                                         9101 N. Central Expressway
                                         6th Floor
                                         Dallas, Texas 75231
                                         Attn: Chief Financial Officer

     Section 6. PREPAYMENT. Maker reserves the right to prepay the outstanding principal of this Note, in whole or in part, at any time and from time to time, without premium or penalty, upon not less than two (2) Business Days' prior written notice to Payee.

     Section 7. USURY LAWS. Regardless of any provisions contained in the Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal balance of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payments (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness so that interest paid by Maker does not exceed the Maximum Rate; provided that, if the
Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Payee shall refund to Maker the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Payee shall not be subject to the penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     Section 8. COSTS. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable afforneys' fees, including all costs of appeal.

     Section 9. APPLICABLE LAW. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas.

                                    DIGITAL:CONVERGENCE CORPORATION

                                    By:/s/ Patrick V. Stark
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                                    Name:    Patrick V. Stark
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                                    Title:   EVP
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